UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 18, 2017

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 18, 2017, CUI Global, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 6,428,571 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $2.80 per share. Subject to the terms and conditions of the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 964,285 shares of Common Stock to cover over-allotments, if any.  On October 19, 2017, the Underwriter exercised its option to purchase an additional 964,285 shares of Common Stock.  The net proceeds to the Company from the Offering, including the over-allotment allowance, after deducting the underwriting discount and estimated expenses of the Offering payable by the Company, are approximately $19.2.

The shares of Common Stock were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. File No. 333-216672), which was declared effective by the Securities and Exchange Commission on March 29, 2017, as supplemented by a preliminary prospectus supplement, dated October 16, 2017, and a final prospectus supplement, dated October 18, 2017, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

October 19, 2017, the Company issued a press release announcing the pricing of its previously announced underwritten public offering of 6,428,571 shares of its common stock at a price to the public of $2.80 per share. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of Section 18, or shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

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Item 8.01 Other Events.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP, Clearwater, Florida relating to the validity of the shares of Common Stock that were sold in the Offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 18, 2017.

5.1	Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP.

23.1	Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP (contained in Exhibit 5.1).

99.1	Press Release of CUI Global, Inc., dated October 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUI Global, Inc.

Dated: October 23, 2017	By:	/s/ William J. Clough
William J. Clough
President/CEO

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 18, 2017

5.1	Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP

23.1	Consent of Johnson, Pope, Bokor, Ruppel & Burns, LLP (contained in Exhibit 5.1)

99.1	Press Release of CUI Global, Inc., dated October 19, 2017.

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